UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 12, 2007

LECG CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50464	81-0569994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 POWELL STREET, SUITE 600
EMERYVILLE, CALIFORNIA	94608
(Address of principal executive offices)	(Zip Code)

(510) 985-6700
(Company’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Marvin A. Tenenbaum will terminate his employment as Chief Legal Officer, Vice President and Secretary of LECG Corporation (the “Company”), effective July 31, 2007.  Mr. Tenenbaum’s departure is not as a result of a disagreement with the Company.

(e)           In connection with his departure, Mr. Tenenbaum and the Company entered into a Separation Agreement and Mutual Release, dated July 12, 2007 (the “Separation Agreement”), which provides that Mr. Tenenbaum will receive separation consideration from the Company in the amount of $450,000, plus reimbursement of the cost for continued COBRA coverage for Mr. Tenenbaum and his qualifying dependents for a period of up to 18 months.  The Separation Agreement also includes a mutual general release on standard terms.  No change is made in the price, vesting or exercise terms of the stock options and restricted stock previously granted to Mr. Tenenbaum, which will cease vesting as of July 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECG CORPORATION

By:	/s/ John C. Burke
John C. Burke Chief Financial Officer

Date:  July 12, 2007